UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Datavault AI Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

15268 NW Greenbrier Pkwy

Beaverton, OR 97006

(408) 627-4716

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on November 24, 2025

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K

are available at:

https://ir.datavaultsite.com/sec-filings/

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 24, 2025

To the Stockholders of Datavault AI Inc.:

NOTICE IS HEREBY GIVEN that an annual meeting of stockholders (the “Annual Meeting”) of Datavault AI Inc., a Delaware corporation (the “Company” or “our”), will be held on November 24, 2025 at 1:00 p.m., Pacific Time, at the Company’s offices at 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006 for the following purposes:

1.	To elect nine (9) members of the Company’s board of directors (the “Board”), each to serve until the next annual meeting of the Company’s stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal;

2.	To consider and vote on a proposal to ratify the Board’s selection of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	To approve an amendment to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to increase the Company’s authorized shares of capital stock from 320,000,000 shares to 2,020,000,000 shares, of which 2,000,000,000 shares shall be common stock, par value $0.0001 per share (“Common Stock”);

4.	To approve, for purposes of Rule 5635(a) and Rule 5635(b) of The Nasdaq Stock Market LLC (“Nasdaq”), the issuance of 20% or more of the outstanding shares of Common Stock issuable to Scilex Holding Company, a Delaware corporation (“Scilex”), under a pre-funded warrant (the “Pre-Funded Warrant”) to be issued to Scilex pursuant to the securities purchase agreement, dated September 25, 2025 (the “Purchase Agreement”), between Scilex and the Company; and

5.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Each of the foregoing proposals is more fully described in the proxy statement that is attached and made a part of this notice of Annual Meeting (the “Proxy Statement”). Only stockholders of record of Common Stock at the close of business on September 26, 2025 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

All stockholders who are record or beneficial owners of shares of Common Stock as of the Record Date are cordially invited to attend the Annual Meeting in person. Your vote is important regardless of the number of shares of Common Stock that you own. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license. Beneficial owners of shares of Common Stock also must provide evidence of their holdings of such shares as of the Record Date, such as a recent brokerage account or bank statement.

Whether or not you expect to attend the Annual Meeting, it is important that your shares of Common Stock be represented and voted during the Annual Meeting. We urge you to promptly complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares of Common Stock. It will help in our preparations for the Annual Meeting if you would check the box on the form of proxy if you plan on attending the Annual Meeting. You may also vote by proxy (i) via the Internet or (ii) by telephone using the instructions provided in the enclosed proxy card. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Please be advised that if you are not a record or beneficial owner of shares of Common Stock on the Record Date, you are not entitled to vote and any proxies received from persons who are not record or beneficial owners of shares of Common Stock on the Record Date will be disregarded.

Beaverton, Oregon	By Order of the Board of Directors,

October 27, 2025	/s/ Nathaniel Bradley
Nathaniel Bradley
Director and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY VOTE VIA INTERNET OR BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

FUTURE STOCKHOLDER PROPOSALS	40
EXPENSES AND SOLICITATION	40
OTHER BUSINESS	40
ADDITIONAL INFORMATION	40
APPENDIX A - Proposed Amendment to the Certificate of Incorporation to Increase Authorized Shares of Capital Stock	A-1

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

In this proxy statement (“Proxy Statement”), Datavault AI Inc., a Delaware corporation, is referred to as “Datavault AI,” the “Company,” “we,” “us” and “our.”

Information Concerning the Proxy Materials and the Annual Meeting

Proxies in the form enclosed with this Proxy Statement are being solicited by our board of directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 1:00 p.m., Pacific Time, on November 24, 2025 at the Company’s offices at 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006, and at any adjournment thereof. Your vote is very important. For this reason, our Board is requesting that you permit your shares of common stock, par value $0.0001 per share (the “Common Stock”), to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to stockholders on or about October 27, 2025.

Only stockholders of record of our shares of Common Stock as of the close of business on September 26, 2025 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 186,842,741 shares of Common Stock were issued and outstanding. Holders of Common Stock are entitled to one (1) vote per share of Common Stock held by them. Stockholders may vote in person or by proxy, by (i) using the instructions provided in the enclosed proxy card to vote online via the Internet or by telephone or (ii) completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope; however, granting a proxy does not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal office at any time before the original proxy is exercised or (ii) attending the Annual Meeting and voting in person.

Brett Moyer is named as attorney-in-fact in the proxy. Mr. Moyer is a director and Chief Financial Officer. Mr. Moyer will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting, as described below under “Voting Procedures and Vote Required.” Where a vote has been specified in the proxy with respect to the matters identified in the Notice of the Annual Meeting, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by our Board on all matters, and as the proxy holder may determine in his discretion with respect to any other matters properly presented for a vote before the Annual Meeting.

The stockholders will consider and vote upon (i) a proposal to elect nine (9) members of the Board, each to serve until the next annual meeting of the Company’s stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal (“Proposal No. 1”); (ii) a proposal to ratify the Board’s selection of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal No. 2”); (iii) a proposal to approve an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized shares of capital stock from 320,000,000 shares to 2,020,000,000 shares, of which 2,000,000,000 shall be shares of Common Stock (“Proposal No. 3”); and (iv) a proposal to approve, for purposes of Rule 5635(a) and Rule 5635(b) of The Nasdaq Stock Market LLC (“Nasdaq”), the issuance of 20% or more of the outstanding shares of Common Stock issuable upon the exercise of the Pre-Funded Warrant to be issued to Scilex pursuant to the Purchase Agreement (“Proposal No. 4”).

Voting Procedures and Vote Required

Mr. Moyer will vote all shares represented by properly executed proxies returned in time to be counted at the Annual Meeting. The presence, in person or by proxy, of one-third of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Your shares will be counted for purposes of determining if there is a quorum if (i) you are entitled to vote and you are present in person at the Annual Meeting; or (ii) you are entitled to vote and you have properly voted by proxy online, by telephone, or by submitting a proxy card by mail. Shares represented by proxies which contain an abstention and “broker non-vote” shares (described below) are counted as present for purposes of determining the presence of a quorum for the Annual Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.

Vote Required for Election of Directors (Proposal No. 1). The Certificate of Incorporation does not authorize cumulative voting. The Bylaws provide that directors are to be elected by a plurality of the votes of the shares of Common Stock present at the Annual Meeting, in person or represented by proxy at the Annual Meeting and voting on the matter.

This means that the nine (9) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Vote Required for Ratification of Independent Registered Public Accounting Firm (Proposal No. 2). Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to ratify the Board’s selection of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 2.

Vote Required for Approval of Amendment to Certificate of Incorporation to Increase the Company’s Authorized Shares of Capital Stock (Proposal No. 3): Delaware law provides that the affirmative vote of a majority of all votes cast by the holders of the shares of Common Stock outstanding on the Record Date and entitled to vote on the matter is required to approve Proposal No. 3. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 3.

Vote Required for Approval of the Issuance of Shares of Common Stock under the Pre-Funded Warrant issued to Scilex (Proposal No. 4): Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the issuance of shares of Common Stock issuable under the Pre-Funded Warrant to be issued to Scilex. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 4.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals.

Proposals No. 1, 3 and 4 are “non-routine” and thus a broker discretionary vote is not allowed. Proposal No. 2 is “routine” and thus a broker discretionary vote is allowed.

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions only have an effect on the outcome of any matter being voted on that requires a certain level of approval based on our total voting stock outstanding. Thus, abstentions by holders of Common Stock will have no effect on any of the proposals as set forth above.

Votes at the Annual Meeting will be tabulated by one or more inspectors of election.

Stockholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.

Delivery of Documents to Stockholders Sharing an Address

We will send only one set of Annual Meeting materials and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Annual Meeting or other corporate materials to a stockholder at a shared address to which a single copy of the Annual Meeting materials was delivered. Additionally, if current stockholders with a shared address received multiple copies of the Annual Meeting materials or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or by calling the Company’s principal executive offices. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Annual Meeting materials to the Company at Corporate Secretary, 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006, telephone: (408) 627-4716.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 14, 2025, information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 279,716,319 shares of Common Stock outstanding as of October 14, 2025. The percentage ownership information shown in the table excludes the following as of such date: (i) 30,738,449 shares of Common Stock issuable upon exercise of outstanding common stock purchase warrants pursuant to exchange agreements entered into on August 4, 2025 between the Company and the holders of the warrants, (ii) 1,150,012 restricted stock units (“RSUs”) that have been issued but have not vested, all of which have been deferred pursuant to agreement by holders of such RSUs, (iii) 65,423,618 shares of Common Stock issuable pursuant to promissory notes issued on August 6, 2025 (the “August Notes”) without giving effect to verbal agreement from the holders of such notes not to convert the balance of such notes at a per share price below $0.2146) (31,065,548 shares of Common Stock issuable pursuant to the August Notes after giving effect to such agreement), (iv) 65,423,611 shares of Common Stock issuable pursuant to the notes (the “September Notes”) issued on September 30, 2025 pursuant to the securities purchase agreement dated August 4, 2025 without giving effect to verbal agreement from the holders of such notes not to convert the balance of such notes at a per share price below $0.2146) (31,065,545 shares of Common Stock issuable pursuant to the September Notes after giving effect to such agreement), (v) 11,528,822 shares of Common Stock issuable pursuant to convertible notes issued on May 20, 2025, to CompuSystems, Inc., (vi) 4,675,857 shares of Common Stock issuable pursuant to the promissory note issued on December 31, 2024 to EOS Technology Holdings Inc. (“EOS”) in connection with the closing (the “EOS Closing”) of the purchase of certain assets from EOS, all of which has been deferred pursuant to an agreement by the holder of the note, (vii) 5,000,000 shares of Common Stock issuable upon the receipt of stockholder approval pursuant to an agreement with certain holders of our securities, (viii) 1,500,000 shares of Common Stock pursuant to an agreement with a third party investor, and (ix) 2,750,000 shares of Common Stock issuable pursuant to an agreement between the Company and NYIAX, Inc. (“NYIAX”), all of which has been deferred as agreed by NYIAX.

Beneficial ownership is determined according to the rules of the U.S. Securities and Exchange Commission (“SEC”) and generally means that a holder has beneficial ownership of a security if such holder possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock within sixty (60) days of October 14, 2025. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the holders named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock held by each holder or group of holders named above, any shares of Common Stock that such holder or holders has the right to acquire within sixty (60) days of October 14, 2025 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other holder. The inclusion herein of any shares of Common Stock listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of each beneficial owner listed in the table is c/o Datavault AI Inc., 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006.

Name of Beneficial Owner	Shares	Percentage
5% or greater stockholders:
Scilex Holding Company(2)	15,000,000	5.4%
Directors and executive officers
Nathaniel Bradley(3)	19,700,790	7.0%
Brett Moyer	1,117,665	*
Gary Williams(4)	16,085	*
Kimberly Briskey	115,669	*
Dr. Jeffrey M. Gilbert	120,363	*
David Howitt	120,362	*
Helge Kristensen	120,363	*
Sriram Peruvemba	120,362	*
Robert Tobias	120,362	*
Wendy Wilson	120,366	*
All directors and executive officers as a group (10 persons) (5)	21,672,387	7.7%

* Less than 1.0%

(1)	Percentage of total voting power represents voting power with respect to all shares of our Common Stock. Holders of Common Stock are entitled to one (1) vote per share for each share of Common Stock held by them. The holders of our Common Stock are entitled to one vote per share.

(2)	Based on the Schedule 13D filed with the SEC on October 2, 2025 by Scilex. The address for Scilex is 960 San Antonio Rd, Palo Alto, CA 94303.

(3)	Includes 4,235,970 shares of Common Stock held directly by Mr. Bradley, 12,289,002 shares of Common Stock held directly by EOS (of which Mr. Bradley is Chief Executive Officer and the sole director) and 3,175,818 shares of Common Stock held by Mr. Bradley’s spouse. Does not include the 1,100,000 RSUs from Mr. Bradley’s Inducement Award Agreement, which contemplates 500,000 RSUs vesting in equal 3-month installments over a 36-month period beginning December 20, 2025, and 600,000 RSUs vesting subject to performance-based vesting conditions. The shares of Common Stock are beneficially owned both directly and indirectly, as outlined above, by Mr. Bradley. Mr. Bradley, as an officer and member of the board of directors of EOS, has the power to dispose of and the power to vote the shares of common stock held by EOS.

(4)	Gary Williams, former VP of Finance and Principle Financial Officer, who resigned from the role on November 30, 2024, held 16,085 shares of common stock of the Company as of March 12, 2025.

(5)	See the information included in footnotes 2 through 3 above.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement and any amendment, including the sections entitled “Risk Factors”, contain “forward-looking statements” within the meaning of Section 21(E) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements, including as they relate to the potential Asset Purchase, include, without limitation: statements regarding new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of our management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; statements of the timing of the Asset Purchase; statements of the potential consummation of the Asset Purchase; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements due to a number of factors including, but not limited to, those set forth under the heading “Risk Factors” in this Proxy Statement, as well as other risks discussed in documents that we file with the SEC.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this Proxy Statement entitled “Additional Information,” all of which are accessible on the SEC’s website at www.sec.gov.

ELECTION OF DIRECTORS

(Proposal No. 1)

The following individuals have been nominated as members of our Board, each to serve until the Company’s 2025 Annual Meeting of Stockholders, until each of their respective successors are elected and qualified or until each of their earlier resignation or removal. Pursuant to our Bylaws, directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and voting on such matter. This means that the nine (9) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality.

Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

Following is information about each nominee, including biographical data for at least the last five (5) years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Name of Director	Age	Director Since
Nathaniel Bradley	49	December 2024
Brett Moyer	67	August 2010
Kimberly Briskey	38	June 2024
Dr. Jeffrey M. Gilbert	54	April 2015
David Howitt	57	December 2021
Helge Kristensen	65	August 2010
Sriram Peruvemba	60	June 2020
Robert Tobias	61	February 2020
Wendy Wilson	58	May 2021

Nathaniel Bradley, Chief Executive Officer and Director

Mr. Bradley has served as Chief Executive Officer and a member of the Board since December 2024. He has served as Chief Executive Officer and sole member of the board of EOS Technology Holdings Inc. (“EOS”) since October 2018, and as Chief Executive Officer of Intellectual Property Network, Inc. since January 2008. Prior to joining EOS, Mr. Bradley served as Chief Technology Officer of Parallax Health Sciences, Inc. between 2018 and 2021. Mr. Bradley holds no public company directorships other than with the Company and has only held the forementioned position in the Company during the previous five years. Mr. Bradley earned a bachelor’s degrees in business administration and marketing from the University of Phoenix. The Company believes that Mr. Bradley’s extensive experience as an inventor across diverse fields such as Internet broadcasting, mobile advertising, behavioral healthcare, blockchain, cybersecurity, AI, and data science gives him the qualifications and skills to serve as a director.

Brett Moyer, Chief Financial Officer, Director and Chairman

Brett Moyer is a founding member of the Company, served as President and Chief Executive Officer of the Company and as a member of the Board from August 2010 to December 2024, and has served as Chief Financial Officer and a member of the Board since December 2024. From August 2002 to July 2010, Mr. Moyer served as president and chief executive officer of Focus Enhancements, Inc., a developer and marketer of proprietary video technology and UWB wireless chips. From February 1986 to May 1997, Mr. Moyer worked at Zenith Electronics Inc. a consumer electronic company, where he had most recently been the vice president and general manager of its Commercial Products Division. Between August 2017 and October 2019, Mr. Moyer served as a member of the board of directors of DionyMed Brands Inc., a company which operated a multi-state, vertically integrated operating platform that designs, develops, markets and sold a portfolio of branded cannabis products. From June 2016 to November 2018, Mr. Moyer served as a member of the board of directors of Alliant International University, a private university offering graduate study in psychology, education, business management, law and forensic studies, and bachelor’s degree programs in several fields. From 2003 to December 2015, he served as a member of the board of directors of HotChalk, Inc., a developer of software for the educational market, and from March 2007 to September 2008, he was a member of the board of directors of NeoMagic Corporation, a developer of semiconductor chips and software that enable multimedia applications for handheld devices. Mr. Moyer received a Bachelor of Arts in Economics from Beloit College in Wisconsin and a Master of Business Administration with a concentration in finance and accounting from Thunderbird School of Global Management. The Company believes that Mr. Moyer’s extensive experience as a corporate leader, including as a long-time leader of the Company, gives him the qualifications and skills to serve as a director.

Kimberly Briskey, Director

Kimberly Briskey has been a member of the Board since June 2024. Ms. Briskey currently serves as Brand CFO of Eddie Bauer at SPARC Group LLC, where she leads a finance and accounting team managing an $800M multichannel business. She joined SPARC Group LLC in August 2020. Previously, she served as Sr. Director of DTC Finance and Company Planning at SPARC Group LLC. She has expertise in financial planning, long-range budgeting, and operational oversight. Her extensive experience includes senior roles at Lucky Brand, Beyond Yoga, J Brand, and GUESS? INC., driving financial efficiencies and profitability across various retail and e-commerce channels. Ms. Briskey holds a Bachelor of Science in Global Business and Marketing from Arizona State University and a Professional Designation in Product Development from the Fashion Institute of Design and Merchandising. The Company believes that Ms. Briskey is qualified to serve on the Board because of her years of experience as a growth-oriented financial executive in global organizations.

Dr. Jeffrey M. Gilbert, Director

Dr. Gilbert has been a member of the Board since April 2015. Dr. Gilbert has been working in the Research and Machine Intelligence and Project Loon teams at Google, Inc. since March 2014, and from January 2014 to March 2014, Dr. Gilbert worked for Transformational Technology Insights LLC, a consulting company, where he served as the sole principal. Previously, from May 2011 to December 2013, Dr. Gilbert was chief technology officer of Silicon Image, Inc., a leading provider of wired and wireless connectivity solutions. Dr. Gilbert was responsible for Silicon Image Inc.’s technology vision, advanced technology, and standards initiatives. Prior to joining Silicon Image Inc., Dr. Gilbert was chief technical officer of SiBEAM Inc., a fabless semiconductor company pioneering the development of intelligent millimeter wave silicon solutions for wireless communications, from May 2005 to May 2011. Before SiBEAM Inc., Dr. Gilbert served as director of algorithms and architecture and other engineering and management positions at Atheros Communications, a semiconductor developer, from May 2000 to May 2005, where he led the development of that company’s 802.11n, 802.11g, eXtended Range, and Smart Antenna technologies. Dr. Gilbert received a Ph.D. in Electrical Engineering from the University of California Berkeley, an M.Phil. in Computer Speech and Language Processing from Cambridge University, and a B.A. in Computer Science from Harvard College. The Company believes that Dr. Gilbert is qualified to serve on the Board to advise the Company on technology developments and management based on his long-standing experience in the wireless and technology industries.

David Howitt, Director

David Howitt has been a member of the Board since December 2021. Since March 2004, Mr. Howitt has served as the founder and CEO of Meriwether Group LLC, a strategic consulting firm that works with disruptive consumer brands by integrating their visions, developing growth strategies, scaling their brands, and increasing revenue in order to build enterprise value (“Meriwether”). Prior to founding Meriwether, between 1997 to 2008 Mr. Howitt worked in various positions at Adidas US, including managing Licensing and Business Development and as corporate counsel from 1997 to 2001. Mr. Howitt serves as Member Of The Board Of Advisors, Bloch International. Mr. Howitt earned his bachelor’s degree, political science/ philosophy at Denison University and his JD, environmental and natural resources law at Lewis & Clark Law School. The Company believes that Mr. Howitt is qualified to serve on the Board because of his experience as a growth-oriented leader in a multitude of organizations.

Helge Kristensen, Director

Helge Kristensen has been a member of the Board since August 2010. Mr. Kristensen has held high level management positions in technology companies for the last 25 years and for the last 18 years, he has served as vice president of Hansong Technology, an original device manufacturer of audio products based in China, and as president of Platin Gate Technology (Nanjing) Co. Ltd, a company with focus on service- branding in lifestyle products as well as pro line products based in China. Since August 2015, Mr. Kristensen has served as co-founder and director of Inizio Capital, an investment company based in the Cayman Islands. Mr. Kristensen has been involved in the audio and technology industries for more than 25 years. His expertise is centered on understanding and applying new and innovative technologies. He holds a master’s degree in Engineering and an HD-R, a graduate diploma, in Business Administration (Financial and Management Accounting) from Alborg University in Denmark. The Company believes that Mr. Kristensen is qualified to serve on the Board because of his technology and managerial experience as well as his knowledge of the audio industry.

Sriram Peruvemba, Director

Sriram Peruvemba has been a member of the Board since June 2020. He is the CEO of Marketer International Inc., a marketing services firm, a position he has held since July 2014. Mr. Peruvemba currently serves on a number of additional boards, including as a member of Visionect d.o.o since September 2017, as a member of Omniply Technologies since May 2020, as a member of Edgehog Technologies since January 2023, as a member of SmartKem Inc. since July 2023, and as a member of Azumo since July 2023. He previously served as board member and chair of marketing for the Society for Information Display from August 2014 to July 2020. Mr. Peruvemba was previously the Chief Marketing Officer at E Ink Holdings, where he played a major role in transforming the startup to a global company with a valuation greater than $1 billion. With over 30 years of experience in the technology industry, Mr. Peruvemba has been an influential advocate in the advancement of electronic hardware technologies. Based in Silicon Valley, Mr. Peruvemba advises high tech firms in the US, Canada, and Europe. He received a bachelor’s degree in Engineering from Bangalore University, an MBA degree from Wichita State University and a post-graduate diploma in management from Indira Gandhi National Open University. The Company believes that Mr. Peruvemba is qualified to serve on the Board because of such experience and because he is an acknowledged expert on electronic displays, haptics, touch screens, electronic materials and related technologies. He also consults, writes and presents on those subjects globally.

Robert Tobias, Director

Robert Tobias has been a member of the Board since February 2020 and has served as CEO, Chairman and President of HDMI Licensing Administrator Inc. since January 2017, where he has been the strategic force behind the licensing, enforcement, compliance and growth of HDMI® technology around the world. Mr. Tobias leads efforts to promote the HDMI specification as the premier digital and audio interface to the consumer electronics, mobile, PC and entertainment industries. In addition, he oversees IP enforcement with 2000 HDMI licensees and partners responsible for the release of twelve billion HDMI products worldwide, and as such brings a recognized level of expertise working with foreign regulatory channels, customs authorities, standards development organizations, media companies, etc., to grow the business and protect the HDMI brand. Prior to joining HDMI Licensing Administrator Inc., Mr. Tobias served as President of HDMI Licensing LLC, a wholly owned subsidiary of Lattice Semiconductor, from September 2015 to December 2016, where he led the marketing, licensing and compliance teams promoting and licensing the HDMI intellectual property, and prior to that, he held the roles of President at MHL and Senior Director of Strategic Product Marketing and Business Development at Silicon Image. Mr. Tobias earned a Bachelor’s degree in Electrical Engineering from UC Davis, an MBA from Santa Clara University and chairs the UC Davis Engineering Faculty Dean’s Executive Committee and is a UC Davis Foundation Trustee. The Company believes that Mr. Tobias is qualified to serve on the Board based on his experience and leadership in the consumer electronics industry as well as his strong relationships with top consumer electronics brands in Asia.

Wendy Wilson, Director

Wendy Wilson has been a member of the Board since May 2021. Ms. Wilson previously served as Vice President of Marketing at ChargePoint, Inc. from August 2017 to November 2023, a leading electric vehicle charging network provider, where she had profit and loss responsibilities for the company’s home business unit, assisted with run go-to- market functions for such company’s SaaS businesses and helped to expand operations into European markets with scalable localization, web, and marketing processes. Previously, Ms. Wilson served as Vice President of Marketing at Jive Software, a communication software company, from August 2014 to July 2017, where she led demand generation, field and web teams, and has held leadership roles in small venture capital funded startups and publicly traded firms, including Yahoo! Inc. and The Walt Disney Company (“Disney”). In her leadership role at Infoseek, which was acquired by Disney in 1998, she was responsible for cross- disciplinary teams from ESPN, Go.com (ABC News), Mr. Showbiz and Infoseek brands. At Yahoo, she was responsible for both the monetization and editorial strategy for the Yahoo front page, known then as the world’s homepage. Ms. Wilson is a graduate of Northwestern University with a bachelor’s degree in English. The Company believes that Ms. Wilson is qualified to serve on the Board based on her expertise in digital marketing and go-to-market strategies for companies with “business to consumer” and “business to business to consumer” commerce models.

Required Vote

Our Certificate of Incorporation does not authorize cumulative voting. Our Bylaws provide that directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and voting on the matter. This means that the nine (9) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

At the Annual Meeting a vote will be taken on a proposal to approve the election of the nine (9) director nominees.

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE FOR THE ELECTION OF THE NINE (9) DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials sent to them and by participating in Board and committee meetings. Our directors hold office until the next Annual Meeting of Stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal, or if for some other reason they are unable to serve in the capacity of director.

Our Board currently consists of nine (9) members: Nathaniel Bradley; Brett Moyer; Kimberly Briskey; Dr. Jeffrey M. Gilbert; David Howitt; Helge Kristensen; Sriram Peruvemba; Robert Tobias and Wendy Wilson. All of our directors will serve until our next Annual Meeting of Stockholders and until each of their respective successors are duly elected and qualified or until each of their earlier resignation or removal.

Director Independence

As our Common Stock is listed on the Nasdaq Capital Market, our determination of the independence of directors is made using the definition of “independent director” contained in Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market LLC (“Nasdaq”). Our Board affirmatively determined that Kimberly Briskey, Dr. Jeffrey M. Gilbert, Sriram Peruvemba, Robert Tobias and Wendy Wilson are “independent directors,” as that term is defined in the Marketplace Rules of Nasdaq (the “Nasdaq Rules”). Under the corporate governance rules of Nasdaq, our Board must be composed of a majority of “independent directors.” Additionally, subject to certain limited exceptions, our audit, compensation, and nominating and corporate governance committees also must be composed of all independent directors.

The Nasdaq Rules require that each member of a listed company’s audit, compensation and nominations committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the Nasdaq Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in such member’s capacity as a member of such committee, such company’s board of directors, or any other committee of such board of directors: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board has determined that (a) the following members of our Board have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director: Nathaniel Bradley, Brett Moyer, Helge Kristensen and David Howitt, and (b) other than such directors, each of our directors is “independent” as that term is defined under the Nasdaq Rules. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares of Common Stock by each non-employee director. Our Board has determined that (i) Ms. Briskey, Mr. Peruvemba and Ms. Wilson satisfy the independence standards for the Board’s audit committee established by the Nasdaq Rules and Rule 10A-3 of the Exchange Act, (ii) Mr. Peruvemba, Dr. Gilbert and Mr. Tobias satisfy the independence standards for the Board’s compensation committee established by the Nasdaq Rules and are “independent directors” for such committee’s purposes and (iii) Mr. Tobias, and Dr. Gilbert satisfy the independence standards for the Board’s nominating and corporate governance committee established by the Nasdaq Rules and are “independent directors” for such committee’s purposes.

Board Composition and Diversity

The following table sets forth certain diversity statistics as self-reported by the current members of the Board. Each of the categories listed in the below table has the meaning as it is used in the Nasdaq Rules.

Board Diversity Matrix for Datavault AI Inc. (As of October 14, 2025)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclosure Gender
Part I: Gender Identity
Directors	2	7	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	6	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Board Meetings and Attendance

During fiscal year 2024, the Board held four (4) physical/telephonic meetings. No incumbent director attended, either in person or via telephone, fewer than 75% of the aggregate of all meetings of the Board and the committees of the Board, for which at the time of the meeting they were a member of the Board. The Board also approved certain actions by unanimous written consent.

Annual Meeting Attendance

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, the Board encourages all of its members to attend the annual meeting of stockholders. The Company held its 2024 Annual Meeting of Stockholders on December 20, 2024, which was attended in person by Brett Moyer.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board, the non-management directors, or with an individual Board member may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: c/o Nathaniel Bradley, Chief Executive Officer, Datavault AI Inc., 15268 NW Greenbrier Pkwy, Beaverton, OR 97006. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Board Committees

Our Board has an audit committee, a compensation committee and a nominating and corporate governance committee. Each Board committee has a charter, which is available on our website at https://ir.datavaultsite.com/corporate-governance/governance-documents. Information contained on our website is not incorporated herein by reference. Each of the Board’s committees has the composition and responsibilities described below. As of October 14, 2025, the members of such committees are:

Audit Committee – Kimberly Briskey* (1), Sriram Peruvemba and Wendy Wilson

Compensation Committee – Sriram Peruvemba*, Dr. Jeffrey M. Gilbert and Robert Tobias

Nominating and Corporate Governance Committee – Robert Tobias*, and Dr. Jeffrey M. Gilbert

*	Indicates Committee Chair

(1)	Indicates Audit Committee Financial Expert.

Audit Committee

Our Board’s audit committee (the “Audit Committee”) has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of our Audit Committee are Kimberly Briskey, Sriram Peruvemba and Wendy Wilson, each of whom are “independent” within the meaning of Rule 10A-3 under the Exchange Act and the Nasdaq Rules. Our Board has determined that Ms. Briskey shall serve as the “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. In addition, Ms. Briskey serves as Chairperson of our Audit Committee.

The Audit Committee oversees our corporate accounting and financial reporting process and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The responsibilities of the Audit Committee include, among other matters:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing our policies on risk assessment and risk management, including assessing, identifying and managing material risks related to cybersecurity threats;

●	reviewing related party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal control procedures, any material weaknesses with such procedures, and any steps taken to deal with such material weaknesses when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

During 2024, the Audit Committee held four (4) virtual meetings to enable members of the then current Audit Committee to review and approve the filing of the Company’s annual and quarterly reports with the SEC.

The Audit Committee operates under a written charter adopted by the Board that satisfies the applicable standards of Nasdaq.

Compensation Committee

The members of our Board’s compensation committee (the “Compensation Committee”) are Sriram Peruvemba, Dr. Jeffrey M. Gilbert and Robert Tobias, each of whom are “independent” within the meaning of the Nasdaq Rules. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. Our Compensation Committee assists the Board in the discharge of its responsibilities relating to the compensation of the members of the Board and our executive officers. Mr. Peruvemba serves as the Chairman of our Compensation Committee.

The Compensation Committee’s compensation-related responsibilities include, among other matters:

●	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

●	reviewing and recommending to our Board the compensation of our directors;

●	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;

●	administering our stock and equity incentive plans;

●	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

In 2024, the Compensation Committee did not hold any meetings but approved various matters, where appropriate, by unanimous written consent. Mr. Moyer, our Principal Executive Officer, President and Chairman of the Board during 2024, did not participate in the determination of his own compensation or the compensation of directors. However, he made recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about such persons’ compensation. Mr. Williams, formerly our Principal Financial Officer, assisted the Compensation Committee in its deliberations regarding executive officer, director and employee compensation, prior to his resignation as Principal Financial Officer on November 30, 2024. No other executive officers participate in the determination of the amount or the form of the compensation of executive officers or directors. The Compensation Committee does not utilize the services of an independent compensation consultant to assist in its oversight of executive and director compensation. On January 30, 2018, the Board adopted a written charter for the Compensation Committee.

Nominating and Corporate Governance Committee

The members of our Board’s nominating and corporate governance committee (“Nominating and Corporate Governance Committee”) are Robert Tobias, and Dr. Jeffrey M. Gilbert, each of whom are “independent” within the meaning of the Nasdaq Rules. In addition, each member of our Nominating and Corporate Governance Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. The purpose of the Nominating and Corporate Governance Committee is to recommend to the Board nominees for election as directors and persons to be elected to fill any vacancies on the Board, develop and recommend a set of corporate governance principles and oversee the performance of the Board. Mr. Tobias serves as Chairman of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s responsibilities include, among other things:

●	identifying, evaluating and selecting, or recommending that our Board approve, nominees for election to our Board and its committees;

●	evaluating the performance of our Board and of individual directors;

●	considering and making recommendations to our Board regarding the composition of our Board and its committees;

●	reviewing developments in corporate governance practices;

●	evaluating the adequacy of our corporate governance practices and reporting;

●	developing and making recommendations to our Board regarding corporate governance guidelines and matters; and

●	overseeing an annual evaluation of the Board’s performance.

Our Nominating and Governance Committee strives for a Board composed of individuals who bring a variety of complementary skills, expertise or background and who, as a group, will possess the appropriate skills and experience to oversee our business. The diversity of the members of the Board relates to the selection of its nominees. While the Committee considers diversity and variety of experiences and viewpoints to be important factors, it does not believe that a director nominee should be chosen or excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee for recommendation to our Board, our Nominating and Governance Committee focuses on skills, expertise or background that would complement the existing members on the Board. Accordingly, although diversity may be a consideration in the Committee’s process, the Committee and the Board do not have a formal policy regarding the consideration of diversity in identifying director nominees.

When the Nominating and Governance Committee has either identified a prospective nominee or determined that an additional or replacement director is required, the Nominating and Governance Committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Board or management. In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Governance Committee considers a number of factors, including: the current size and composition of the Board, the needs of the Board and the respective committees of the Board, and such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service and potential conflicts of interest.

The Nominating and Governance Committee of the Board selects director nominees and recommends them to the full Board. In relation to such nomination process, the Nominating and Governance Committee:

●	determines the criteria for the selection of prospective directors and committee members;

●	reviews the composition and size of the Board and its committees to ensure proper expertise and diversity among its members;

●	evaluates the performance and contributions of directors eligible for re-election;

●	determines the desired qualifications for individual directors and desired skills and characteristics for the Board;

●	identifies persons who can provide needed skills and characteristics;

●	screens possible candidates for Board membership;

●	reviews any potential conflicts of interests between such candidates and the Company’s interests; and

●	shares information concerning the candidates with the Board and solicits input from other directors.

The Nominating and Governance Committee has specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board: the highest personal and professional ethics and integrity; proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; skills that are complementary to those of the existing Board; the ability to assist and support management and make significant contributions to our success; the ability to work well with the other directors; the extent of the person’s familiarity with the issues affecting our business; an understanding of the fiduciary responsibilities that are required of a member of the Board; and the commitment of time and energy necessary to diligently carry out those responsibilities. A candidate for director must agree to abide by our Code of Ethics and Conduct.

After completing its evaluation, the Nominating and Governance Committee makes a recommendation to the full Board as to the persons who should be nominated to the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Our Board does not have a policy with regard to the consideration of director candidates recommended by stockholders but would consider candidates recommended by stockholders. Our Board does not have such a policy because we do not reasonably expect to receive any director candidates recommended by stockholders based on past meetings. In the case of director candidates recommended by stockholders, our Board would evaluate such candidates using the factors described above.

In 2024, the Nominating and Corporate Governance Committee did not hold any meetings but approved various matters, where appropriate, by unanimous written consent.

Family Relationships

There are no family relationships between any of the officers or directors of the Company.

Involvement in Certain Legal Proceedings

In 2015, Quantum3D, Inc. (“Quantum3D”), a company of which Mr. Williams had been serving as chief financial officer, as a result of his prior experience in corporate restructuring, was placed into an assignment for the benefit of creditors. Mr. Williams continued to serve as chief financial officer during Quantum3D’s restructuring and negotiated sale in September 2016.

On October 29, 2019, DionyMed Brands Inc., a British Columbia company which Mr. Moyer had been serving as a director, was placed in receivership and Mr. Moyer resigned.

Other than the foregoing, to the best of our knowledge, none of our directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or his association with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Leadership Structure of the Board

The Board does not currently have a policy on whether the same person should serve as both the Principal Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Mr. Bradley is the Principal Executive Officer and Mr. Moyer is Chairman of the Board. The Company does not have a lead independent director.

Director Nomination Procedures

There have been no material changes to the procedures by which security holders may recommend nominees to the Board.

Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of the Company as a whole, including operational matters. The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters. The Compensation Committee oversees certain risks related to compensation programs, and the Nominating and Corporate Governance Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these committees periodically report to the Board regarding briefings provided by management and advisors as well as the committees’ own analysis and conclusions regarding certain risks faced by the Company. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks. As set forth in the Company’s insider trading policy, the Company prohibits insiders, including the Company’s employees, officers or directors, or any of their designees, from engaging in any hedging transactions.

DIRECTOR COMPENSATION

The table below sets forth the compensation paid to our directors during the fiscal year ended December 31, 2024.

Director	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Total
Dr. Jeffrey M. Gilbert	$20,000	$44,090	$-	$64,090	(2)
David Howitt	$20,000	$44,090	$-	$64,090	(3)
Helge Kristensen	$20,000	$44,090	$-	$64,090	(4)
Sriram Peruvemba	$20,000	$44,090	$-	$64,090	(5)
Robert Tobias	$20,000	$44,090	$-	$64,090	(6)
Wendy Wilson	$20,000	$44,090	$-	$64,090	(7)
Kimberly Briskey	$15,000	$31,903	$-	$46,903	(8)
Lisa Cummins	$7,500	$-	$-	$7,500	(9)

(1)	Amounts reported in this column do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each restricted stock award and RSU granted to the Company’s directors during the fiscal year ended December 31, 2023, as computed in accordance with FASB ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	Dr. Gilbert was granted 4,616 shares of restricted common stock on June 7, 2024, 7,541 on July 30, 2024 and 7,422 on November 12, 2024, which vest in equal installments, commencing on September 20, 2024, December 20, 2024, and March 15, 2025, respectively, every three (3) months thereafter until September 20, 2027, December 20, 2027 and March 15, 2028, respectively.

(3)	Mr. Howitt was granted 4,616 shares of restricted common stock on June 7, 2024, 7,541 on July 30, 2024 and 7,422 on November 12, 2024, which vest in equal installments, commencing on September 20, 2024, December 20, 2024, and March 15, 2025, respectively, every three (3) months thereafter until September 20, 2027, December 20, 2027 and March 15, 2028, respectively.

(4)	Mr. Kristensen granted 4,616 shares of restricted common stock on June 7, 2024, 7,541 on July 30, 2024 and 7,422 on November 12, 2024, which vest in equal installments, commencing on September 20, 2024, December 20, 2024, and March 15, 2025, respectively, every three (3) months thereafter until September 20, 2027, December 20, 2027 and March 15, 2028, respectively.

(5)	Mr. Peruvemba was granted 4,616 shares of restricted common stock on June 7, 2024, 7,541 on July 30, 2024 and 7,422 on November 12, 2024, which vest in equal installments, commencing on September 20, 2024, December 20, 2024, and March 15, 2025, respectively, every three (3) months thereafter until September 20, 2027, December 20, 2027 and March 15, 2028, respectively.

(6)	Mr. Tobias was granted 4,616 shares of restricted common stock on June 7, 2024, 7,541 on July 30, 2024 and 7,422 on November 12, 2024, which vest in equal installments, commencing on September 20, 2024, December 20, 2024, and March 15, 2025, respectively, every three (3) months thereafter until September 20, 2027, December 20, 2027 and March 15, 2028, respectively.

(7)	Ms. Wilson was granted 4,616 shares of restricted common stock on June 7, 2024, 7,541 on July 30, 2024 and 7,422 on November 12, 2024, which vest in equal installments, commencing on September 20, 2024, December 20, 2024, and March 15, 2025, respectively, every three (3) months thereafter until September 20, 2027, December 20, 2027 and March 15, 2028, respectively.

(8)	Ms. Briskey was granted 7,541 shares of restricted common stock on July 30, 2024 and 7,422 on November 12, 2024, which vest in equal installments, commencing on December 20, 2024 and March 15, 2025, respectively, every three (3) months thereafter until December 20, 2027 and March 15, 2028, respectively.

(9)	Ms. Cummins resigned effective June 12, 2024.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our executive officers are:

Name	Age	Position
Nathaniel Bradley	49	Chief Executive Officer and Director

Brett Moyer	67	Chief Financial Officer and Chairman of the Board

Biographical information about Nathaniel Bradly and Brett Moyer appears above on page 7.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2024 and 2023

The following table sets forth all plan and non-plan compensation for the last two completed fiscal years paid to all individuals who served as the Company’s principal executive officer or acted in a similar capacity and the Company’s two other most highly compensated executive officers during the last completed fiscal year, as required by Item 402(m)(2) of Regulation S-K of the Securities Act. We refer to all of these individuals collectively as our “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Non-equity incentive plan compensation ($)	All other compensation ($)	Total ($)
Nathaniel Bradley	2024	$—	$—	$—	$—	$—	$—
Chief Executive Officer(2)
Brett Moyer	2024	$411,713	$45,000	$564,531	$—	$—	$1,021,244
Chief Financial Officer(3)	2023	$404,250	$777	$90,000	$—	$—	$495,027
Gary Williams(4)	2024	$277,073	$30,000	$150,804	$—	$151,925	$609,802
Chief Accounting Officer,	2023	$267,496	$92	$62,400	$—	$—	$329,988
VP of Finance

(1) Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each restricted stock award (“RSA”) and each RSU granted to the named executive officers during the fiscal years ended December 31, 2024 and 2023, as computed in accordance with Financial Accounting Standards Board (“FASB”) ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2) Nathaniel Bradley became the Chief Executive Officer and a director on December 31, 2024 in connection with the EOS Closing on December 31, 2024. Mr. Bradley received no compensation in the year ended December 31, 2024.

(3) On December 31, 2024, Brett Moyer, formerly Chief Executive Officer of the Company, assumed the role of Chief Financial Officer. Mr. Moyer’s change from Chief Executive Officer to Chief Financial Officer was in connection with the EOS Closing on December 31, 2024, on which date the Company and Mr. Moyer entered into a new employment agreement.

(4) Gary Williams, resigned from Chief Accounting Officer, VP of Finance on August 23, 2024. Pursuant to his Severance Agreement executed on November 30, 2024, he received $151,925 in a severance payment on November 30, 2024 for extending his employment to this date.

Executive Employment Agreements and Arrangements

Brett Moyer

Effective August 24, 2022, the Company entered into an employment agreement with Brett Moyer (the “Moyer Agreement”). Pursuant to the Moyer Agreement, Mr. Moyer agreed to continue to serve as our Chief Executive Officer and President and Mr. Moyer’s initial annual base salary is $404,250, which is subject to adjustment approved by the Board. The Moyer Agreement has an unspecified term and Mr. Moyer will serve in his position on an at-will basis, subject to the payment of severance in certain circumstances as set forth in the Moyer Agreement. Pursuant to the Moyer Agreement, if Mr. Moyer is terminated without cause or resigns with good reason, he is entitled to receive twelve (12) months of salary. Mr. Moyer is also entitled to continue to receive the employer subsidy under group health, dental and vision coverage for the period of severance, which is twelve (12) months, a pro rata bonus for the year of termination and the acceleration of vesting with respect to all unvested equity awards. Additionally, in the event of a Change in Control (as defined in each of the Moyer Agreement), all unvested equity awards held by such executive officer shall immediately vest and become exercisable, provided that subject to any exceptions in any award agreement entered into with such executive officer, no exercise may occur more than six (6) months after such termination and in no event after the expiration of such award. Mr. Moyer is also entitled to be made whole for income, employment and excise taxes in the event that payments, benefits and distributions, including the effects of accelerated vesting of equity, would result in the application of the “golden parachute” excise tax under Internal Revenue Code Section 4999.

On December 31, 2024, the Company and Mr. Moyer entered into a new employment agreement, pursuant to which Mr. Moyer, in his capacity as the Company’s Chief Financial Officer, will receive (a) an initial base salary of $420,000 per year, with an opportunity to receive an annual bonus, made available to the Company’s senior management from time to time by the Board and (b) a stay bonus of $400,000, payable in quarterly instalments during 2025.

Gary Williams

Effective August 24, 2022, the Company entered into an employment agreement with Gary Williams (the “Williams Agreement”). Pursuant to the Williams Agreement, Mr. Williams agreed to continue to serve as Chief Accounting Officer and Vice President of Finance of the Company, and Mr. Williams’ initial annual base salary is $262,495, which is subject to adjustment approved by the Board. The Williams Agreement has an unspecified term and Mr. Williams will serve in his position on an at-will basis, subject to the payment of severance in certain circumstances as set forth in the Williams Agreement. Pursuant to the Williams Agreement, if Mr. Williams is terminated without cause or resigns with good reason, he is entitled to receive six (6) months of salary. Mr. Williams is also entitled to continue to receive the employer subsidy under group health, dental and vision coverage for the period of severance, which is six (6) months, a pro rata bonus for the year of termination and the acceleration of vesting with respect to all unvested equity awards.

Additionally, in the event of a Change in Control (as defined in each of the Williams Agreement), all unvested equity awards held by such executive officer shall immediately vest and become exercisable, provided that subject to any exceptions in any award agreement entered into with such executive officer, no exercise may occur more than six (6) months after such termination and in no event after the expiration of such award.

Pursuant to the Williams Transition Agreement, Mr. Williams resigned from the Company, effective November 30, 2024. Pursuant to the Williams Transition Agreement, if Mr. Williams remains employed by until and through such date and adequately fulfills his duties and responsibilities to the Company, including providing training, information transfer and/or any other assistance reasonably requested by or on behalf of any person(s) hired and/or designated by the Company to assume any or all of his duties and responsibilities, Mr. Williams is entitled to receive the following compensation and benefits: (a) a one-time bonus in the gross amount of $151,925, to be paid on such date, less applicable taxes and withholdings, and (b) the full, accelerated vesting of any and all restricted stock awards he has been issued and have not vested, effective as of such date.

Mr. Williams and the Company intend to execute a separation agreement (the “Williams Separation Agreement”) on November 30, 2024. The Williams Separation Agreement sets forth various terms regarding the treatment of other employee benefits that Mr. Williams is entitled to receive under the Company’s existing plans. As a material condition to the Williams Separation Agreement, Mr. Williams is required to timely execute the Supplemental Release attached as an exhibit to the Separation Agreement, which includes a customary release of claims by him (on behalf of himself, his heirs, executors, administrators and assigns) in favor of the Company.

Other Compensation

Other than as described above, there were no post-employment compensation, pension or nonqualified deferred compensation benefits earned by our Named Executive Officers during the years ended December 31, 2024 and 2023. We do not have any retirement, pension or profit-sharing programs for the benefit of our directors, officers or other employees. The Board may recommend adoption of one or more such programs in the future.

Pay Versus Performance

The following table sets forth compensation information for our Chief Executive Officer, Brett Moyer (who resigned from the position of Chief Executive Officer and assumed the position of Chief Financial Officer, effective December 31, 2024) referred to in the tables below as the PEO, and our Chief Accounting Officer, Gary Williams, referred to in the tables below as the Non-PEO NEO, for purposes of comparing their respective compensation to our net loss, calculated in accordance with SEC regulations, for the fiscal years ended December 31, 2024, 2023 and 2022.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Summary Compensation Table Total for Non-PEO NEO	Compensation Actually Paid to Non-PEO NEO	Net Income (Loss)
	(1)	(2)	(3)	(4)
2024	$1,021,244	$892,126	$609,802	$584,633	$(51,409,000)
2023	$495,027	$365,884	$329,987	$267,567	$(18,721,000)
2022	$777,000	$114,703	$365,495	$228,677	$(16,515,000)

(1)	The dollar amounts reported are the amounts of total compensation reported for Mr. Moyer in the Summary Compensation Table for the fiscal years ended December 31, 2024, 2023 and 2022.

(2)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Moyer during the applicable year, but also include (i) the year-end fair value of equity awards granted during the reported year that are outstanding and unvested, (ii) the change in the fair value of equity awards that were outstanding and unvested at the end of the prior year, measured through the date on which the awards vested, or through the end of the reported fiscal year, and (iii) the fair value of equity awards that were issued and vested during the reported fiscal year. See the table under “PEO Equity Award Adjustment Breakout” below for further information.

(3)	The dollar amounts reported are the total compensation reported for our Non-PEO NEO in the Summary Compensation Table for the fiscal years ended December 31, 2024, 2023 and 2022.

(4)

The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules, for our Non-PEO NEO. The dollar amounts reported are the total compensation reported for our Non-PEO NEO in the Summary Compensation Table for the fiscal years ended December 31, 2024, 2023 and 2022, but also include (i) the year-end fair value of equity awards granted during the reported year that are outstanding and unvested, (ii) the change in the fair value of equity awards that were outstanding and unvested at the end of the prior year, measured through the date on which the awards vested, or through the end of the reported fiscal year, and (iii) the fair value of equity awards that were issued and vested during the reported fiscal year. See the table under “Non-PEO NEO Equity Award Adjustment Breakout” below for further information.

PEO Equity Award Adjustment Breakout

To calculate the amounts in the “Compensation Actually Paid to PEO” column in the table above, the following amounts were deducted from and added to (as applicable) our PEO’s “Total” compensation as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for PEO	Reported Value of Equity Awards for PEO(1)	Fair Value as of Year End for Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to PEO
2024	$1,021,244	$(564,531)	$—	$—	$509,652	$(74,239)	$892,126
2023	$495,027	$(90,000)	$7,308	$(28,776)	$1,638	$(19,314)	$365,884
2022	$777,000	$(353,500)	$27,475	$(269,127)	$10,602	$(77,747)	$114,703

(1)	Represents the grant date fair value of the equity awards to our PEO, as reported in the Summary Compensation Table.

Non-PEO NEO Equity Award Adjustment Breakout

To calculate the amounts in the “Compensation Actually Paid to Non-PEO NEO” column in the table above, the following amounts were deducted from and added to (as applicable) the “Total” compensation of our Non-PEO NEO as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for Non-PEO NEO	Reported Value of Equity Awards for Non-PEO NEO(1)	Fair Value as of Year End for Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to Non-PEO NEO
2024	$609,802	$(150,804)	$—	$—	$130,263	$(4,628)	$584,633
2023	$329,987	$(62,400)	$5,065	$(3,197)	$1,131	$(3,019)	$267,567
2022	$365,495	$(65,500)	$3,232	$(38,447)	$5,409	$(41,513)	$228,677

(1)	Represents the grant date fair value of the equity awards to our Non-PEO NEO, as reported in the Summary Compensation Table.

Relationship between Pay and Performance

As shown in the disclosure above, compensation actually paid to each our PEO and our Non-PEO NEO was increased from the fiscal year ended December 31, 2023 to the fiscal year ended December 31, 2024, and during those periods, our net loss increased. This is due in large part to the significant emphasis we place on equity incentives, the value of which are closely tied to changes in stock price, in our executive compensation packages. We do not use net income (loss) to determine compensation levels or incentive plan payouts.

Outstanding Equity Awards as of December 31, 2024

The following table provides information regarding the unexercised options and warrants to purchase Common Stock and stock awards held by each of our named executive officers:

	Option/Warrant Awards				Stock Awards
Equity
incentive
							Equity	plan
							incentive	awards:
							plan	Market or
							awards:	payout
							Number of	value of
	Number of	Number of					unearned	unearned
	Securities	Securities				Market	shares,	shares,
	underlying	underlying			Number of	value of	units or	units or
	Unexercised	Unexercised	Option/		shares or	shares or	other	other
	Options and	Options	Warrant	Option/	units of	units of	rights that	rights that
	Warrants	and Warrants	Exercise	Warrant	stock that	stock that	have not	have not
	(#)	(#)	Price	Expiration	have not	have not	vested	vested
Name	Exercisable	Unexercisable	($/Sh)	Date	vested	vested (1)	(#)	($)
Nathaniel Bradley	—	—	—	—	—	—	—	—
Brett Moyer	—	—	—	—	—	—	—	—
Gary Williams	—	—	—	—	—	—	—	—

2022 Management Team Retention Bonus Plan

On September 1, 2022, the Company adopted its Management Team Retention Bonus Plan (the “Retention Plan”), to incentivize certain management level employees (the “Managers”) to remain intact through and shortly following a potential “Change of Control” (as defined in the Retention Plan). The aggregate Retention Plan bonus amounts for all Managers was $1,250,000.

The Retention Plan provided that each Manager is eligible to receive a lump sum cash amount under the Retention Plan, on the earlier of the six-month anniversary of the date of a Change of Control or at the time of such Manager’s involuntary termination other than for “Cause” (as defined in the Retention Plan) or termination for “Good Reason” (as defined in the Retention Plan). The Retention Plan expired on June 30, 2023, unused, and no accruals were made.

Equity Incentive Plans

2018 Long-Term Stock Incentive Plan of the Company

On January 30, 2018, the Board approved the establishment of the LTIP. The LTIP is intended to enable the Company to continue to attract able directors, employees, and consultants and to provide a means whereby those individuals upon whom the responsibilities rest for successful administration and management of the Company, and whose present and potential contributions are of importance, can acquire and maintain Common Stock ownership, thereby strengthening their concern for the Company’s welfare. The aggregate maximum number of shares of Common Stock (including shares underlying options) that may be issued under the LTIP pursuant to awards of Restricted Shares or Options will be limited to 15% of the outstanding shares of Common Stock, which calculation shall be made on the first trading day of each new fiscal year; provided that, in any year no more than 8% of the Common Stock or derivative securitization with Common Stock underlying 8% of the Common Stock may be issued in any fiscal year. Based on the total shares of Common Stock outstanding on January 1, 2024, up to 1,861,266 shares of Common Stock are available for participants under the LTIP. The number of shares of Common Stock that are the subject of awards under the LTIP which are forfeited or terminated, are settled in cash in lieu of shares of Common Stock or in a manner such that all or some of the shares covered by an award are not issued to a participant or are exchanged for awards that do not involve shares will again immediately become available to be issued pursuant to awards granted under the LTIP. If shares of Common Stock are withheld from payment of an award to satisfy tax obligations with respect to the award, those shares of Common Stock will be treated as shares that have been issued under the LTIP and will not again be available for issuance under the LTIP.

The LTIP was approved by a majority of the Company’s stockholders on January 31, 2018.

At a special meeting of our stockholders held on January 24, 2023, our stockholders approved certain amendments to the LTIP to: (i) increase the annual share limit of Common Stock that may be issued in any single fiscal year only for the 2023 fiscal year under the LTIP from 8% of the shares of Common Stock outstanding to 15% of the shares of Common Stock outstanding (which amount equates to the maximum amount that may be issued in the aggregate under the LTIP); and (ii) permit immediately quarterly calculations based on the number of shares of Common Stock outstanding as of the first trading day of each fiscal quarter, rather than solely as of the first trading day of the fiscal year.

At a special meeting of our stockholders held on March 15, 2024, our stockholders approved certain amendments to the LTIP to increase the annual share limit of Common Stock that may be issued only for the 2024 fiscal year under the LTIP from 8% of the shares of Common Stock outstanding to 15% of the shares of Common Stock outstanding (which amount equates to the maximum amount that may be issued in the aggregate under the LTIP).

At the annual meeting of our stockholders held on December 20, 2024, our stockholders approved an amendment to the LTIP that removed the annual share limit of Common Stock that may be issued for a certain fiscal year under the LTIP, as a result of which amendment the maximum number of shares of Common Stock that may be subject to equity awards is limited to 15% of the shares of Common Stock outstanding, which calculation is made using the number of shares of Common Stock outstanding as of the first trading day of each fiscal quarter.

2020 Stock Incentive Plan

On July 27, 2020, the Board approved the establishment of the 2020 Plan and the reservation of an aggregate of 6,500 shares of Common Stock authorized for issuance under the 2020 Plan, subject to stockholder approval, which was obtained on October 20, 2020. The 2020 Plan authorizes the grant of equity-based compensation to the Company’s senior managers, employees, directors, consultants, professionals and service providers in the form of stock options, restricted stock and RSUs. All options granted under the 2020 Plan will be considered non-qualified stock options. The purpose of the 2020 Plan is to attract and retain senior managers, employees, directors, consultants, professionals and service providers who provide services to the Company, provided that such services are bona fide services that are not of a capital-raising nature during this period of unprecedented uncertainty and volatility in the COVID-19 environment and its impact on the value of the Company’s equity and grants. As of December 31, 2023, no options or RSAs have been granted under the 2020 Plan while an aggregate, net of cancellations, of 6,285 RSUs have been issued under the 2020 Plan of which none remained unvested at December 31, 2024.

Technical Team Retention Plan of 2022

On June 21, 2022, the Board adopted the Company’s Technical Team Retention Plan of 2022 (the “2022 Plan”) and the reservation of an aggregate of 5,000 shares of the Company’s common stock authorized for issuance under the 2022 Plan, subject to stockholder approval. The 2022 Plan authorizes the grant of equity-based compensation, to the Company’s key managers, employees, consultants who provide technical and engineering and related services to the Company, in the form of restricted stock and RSUs. On August 19, 2022, the Company held the 2022 Annual Meeting of Stockholders and approved the adoption of the 2022 Plan and the reservation of an aggregate of 5,000 shares of the Company’s common stock. On September 19, 2022, the Company granted an aggregate of 3,700 RSUs to managers, employees and consultants. Each RSU represents the right to receive one share of the Company’s common stock under the 2022 Plan. As of December 31, 2023, no options or RSAs have been granted under the 2022 Plan while an aggregate, net of cancellations, of 3,450 RSUs have been issued under the 2022 Plan of which 14 remained unvested on December 31, 2024.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, the following is a summary of transactions since the beginning of the last two fiscal years ended December 31, 2024 and 2023 to which we have been a party in which the amount involved exceeded the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our then directors, executive officers or holders of more than 5% of any class of our stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest. See also “Executive Compensation” for additional information regarding compensation of related parties.

Nathaniel Bradley

Nathaniel Bradley, Chief Executive Officer of the Company, is a control person of EOS, which became a related party of the Company at the EOS Closing on December 31, 2024. In addition, Sonia Choi, the Company’s Chief Marketing Officer, is the spouse of Mr. Bradley and holds the position of Chief Marketing Officer of EOS. EOS received 3,999,911 shares of common stock of the Company at the close of the transaction. In connection with the EOS Closing, the Company issued the EOS Note to EOS. The Company owed $10 million under the EOS Note to EOS, and EOS Holdings owed $431,000 in notes receivable to the Company, in each case as of December 31, 2024. The Company has recorded $7,000 in interest income on the notes receivable for the year ended December 31, 2024. The Company owed $8.3 million of principal balance under the EOS Note as of June 30, 2025. The Company recorded $5,000 in interest income on the notes receivable from EOS for the six months ended June 30, 2025.

In addition to the EOS Note and the balance thereunder, on January 16, 2025, the Company entered into a Transition Services Agreement (“Transition Services Agreement”) to receive from EOS employees to provide transition services in connection with the assets acquired in the EOS Closing for a period of up to three months. For the three and six months ended June 30, 2025, the Company paid $428,000 and $501,000 to EOS and had a balance due to EOS as of June 30, 2025 of $97,000. No fees were paid to EOS during the quarter ended June 30, 2025 in connection with the Transition Services Agreement.

On September 7, 2025, the Company and EOS entered into an amendment and conversion agreement (the “EOS Note Amendment”) to the EOS Note, pursuant to which EOS converted (the “EOS Note Conversion”) $3,200,000 of the balance of the EOS Note into 10,000,000 shares of Common Stock, at a conversion price of $0.32 per share, and the floor price set forth in the EOS Note was waived and did not apply to the EOS Note Conversion.

Helge Kristensen

Mr. Kristensen has served as a member of the Board since 2010. Mr. Kristensen serves as vice president of Hansong Technology, an original device manufacturer of audio products based in China, president of Platin Gate Aps, a company with focus on service-branding in lifestyle products as well as pro line products based in Denmark and co-founder and director of Inizio Capital, an investment company based in the Cayman Islands.

For the years ended December 31, 2024 and 2023, Hansong Technology purchased modules from the Company of approximately $58,000 and $88,000, respectively, and made payments to the Company of approximately $38,000 and $254,000 respectively. At December 31, 2024 and 2023, Hansong Technology sold speaker products to the Company of approximately $28,000 and $128,000, respectively, and the Company made payments to Hansong Technology of approximately $235,000 and $1,223,000, respectively. At December 31, 2024 and 2023, the Company owed Hansong Technology approximately $43,000 and $250,000, respectively. At December 31, 2024 and 2023, Hansong Technology owed the Company approximately $24,000 and $4,000, respectively.

For the three months ended June 30, 2025 and 2024, Hansong Technology purchased modules from the Company of approximately $26,000 and $10,000, respectively, and made payments to the Company of approximately $0 and $0, respectively. At June 30, 2025 and 2024, Hansong Technology owed the Company approximately $61,000 and $39,000, respectively. For the three months ended June 30, 2025 and 2024, Hansong Technology sold speaker products to the Company of approximately $1,000 and $1,000, respectively, and the Company made payments to Hansong Technology of approximately $2,000 and $63,000 respectively. At June 30, 2025 and 2024, the Company owed Hansong Technology approximately $42,000 and $163,000, respectively.

For the six months ended June 30, 2025 and 2024, Hansong Technology purchased modules from the Company of approximately $37,000 and $35,000, respectively, and made payments to the Company of approximately $0 and $0, respectively. For the six months ended June 30, 2025 and 2024, Hansong Technology sold speaker products to the Company of approximately $1,000 and $1,000, respectively, and the Company made payments to Hansong Technology of approximately $2,000 and $88,000, respectively.

As of December 31, 2024 and December 31, 2023, Mr. Kristensen owned less than 1.0% of the outstanding shares of the Common Stock.

David Howitt

Mr. Howitt has served as a member of the Board since December 2021. Since March 2004, Mr. Howitt has served as the founder and CEO of Meriwether Group LLC (“MWG”), a strategic consulting firm that works with disruptive consumer brands by integrating their visions, developing growth strategies, scaling their brands, and increasing revenue in order to build enterprise value. MWG, which is also majority-owned by Mr. Howitt, owns a 25% general partner interest in Meriwether Group Capital Hero Fund LP (“Meriwether”).

On September 8, 2023, the Company entered into a Loan and Security Agreement with Meriwether. Pursuant to the Loan and Security Agreement, Meriwether provided the Company with a term loan in the principal amount of $650,000 that was scheduled to mature on November 7, 2023, subject to further extension (the “Meriwether Loan”). The maturity date of the Meriwether Loan was subsequently extended to December 7, 2023. The Company paid back the loan in full on December 7, 2023.

As of December 31, 2024 and December 31, 2023, Mr. Howitt owned less than 1.0% of the outstanding shares of the Common Stock.

Outstanding Equity Grants to Directors and Executive Officers

We have granted restricted shares to certain of our directors and executive officers. For more information regarding the warrants and stock awards granted to our directors and named executive officers, see “Executive Compensation-Outstanding Equity Awards as of December 31, 2024.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Such indemnification agreements require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Related Person Transaction Policy

Our Audit Committee considers and approves or disapproves any related person transaction as required by Nasdaq regulations. The Company’s written policies and procedures on related party transactions cover any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the Company (or any subsidiary) is a participant; (ii) any related party has or will have a direct or indirect interest; and (iii) the aggregate amount involved (including any interest payable with respect to indebtedness) will or may be expected to exceed $120,000, except that there is no $120,000 threshold for members of the Audit Committee. A related party is any: (i) person who is or was (since the beginning of the two fiscal years preceding the last fiscal year, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director; (ii) greater than five percent (5%) beneficial owner of the Company’s common stock or any other class of the Company’s voting equity securities; or (iii) immediate family member of any of the foregoing. An immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and any person (other than a tenant or employee) sharing the same household as such person.

In determining whether to approve or ratify a related party transaction, the Audit Committee, or disinterested directors, as applicable, will take into account, among other factors it deems appropriate: (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; (ii) the nature and extent of the related party’s interest in the transaction; (iii) the material terms of the transactions; (iv) the importance of the transaction both to the Company and to the related party; (v) in the case of a transaction involving an executive officer or director, whether the transaction would interfere with the performance of such person’s duties to the Company; and (vi) in the case of a transaction involving a non-employee director or a nominee for election as a non-employee director (or their immediate family member), whether the transaction would disqualify the director or nominee from being deemed an “independent” director, as defined by Nasdaq, and whether the transaction would disqualify the individual from serving on the Audit Committee or the Compensation Committee or other committees of the Board under applicable Nasdaq and other regulatory requirements.

The Audit Committee only approves those related party transactions that are on terms comparable to, or more beneficial to us than, those that could be obtained in arm’s length dealings with an unrelated third party.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons and entities who beneficially own more than ten percent (10%) of any class of the Company’s registered equity securities to file with the SEC the initial reports of ownership and reports of changes in ownership of Common Stock. The Company’s officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Specific due dates for such reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates during the fiscal year ended December 31, 2024. During such fiscal year, we believe that all reports required to be filed by such persons pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities fall into three (3) broad categories:

First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s independent registered public accounting firm about draft annual consolidated financial statements and key accounting and reporting matters;

Second, the Audit Committee is responsible for matters concerning the relationship between the Company and its independent registered public accounting firm, including recommending its appointment or removal; reviewing the scope of its audit services and related fees, as well as any other services being provided to the Company; and determining whether the independent registered public accounting firm is independent (based in part on the annual letter provided to the Company pursuant to Public Company Accounting Oversight Board (United States) (“PCAOB”); and

Third, the Audit Committee reviews financial reporting, policies, procedures, and internal controls of the Company.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s consolidated financial statements, the Audit Committee met with management and the Company’s independent registered public accounting firm, including meetings with the Company’s independent registered public accounting firm without management present, to review and discuss all consolidated financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the consolidated financial statements with both management and the independent registered public accounting firm. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant PCAOB Auditing Standard 1301, “Communication with Audit Committees.”

With respect to the Company’s independent registered public accounting firm, the Audit Committee, among other things, discussed with BPM LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by PCAOB.

Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

This Audit Report has been furnished by the Audit Committee of the Board.

Kimberly Briskey, Chairperson
Sriram Peruvemba
Wendy Wilson

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2)

BPM LLP (“BPM”) has served as our independent registered public accounting firm since 2016 and has been appointed by the Audit Committee to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

At the Annual Meeting, the stockholders will vote on a proposal to ratify this selection of BPM as our independent registered public accounting firm. If this ratification is not approved by the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, the Board will reconsider its selection of BPM as our independent registered public accounting firm.

BPM has no interest, financial or otherwise, in our Company. We do not currently expect a representative of BPM to physically attend the Annual Meeting, however, it is anticipated that a BPM representative will be available to participate in the Annual Meeting via telephone in the event he or she wishes to make a statement, or in order to respond to appropriate questions.

The following table presents aggregate fees for professional services rendered by BPM for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2024 and 2023.

	2024	2023
Audit fees (1)	$554,262	$423,026
Audit-related fees (2)	–	–
Tax fees (3)	$41,142	$42,982
All other fees	–	–
Total	$595,404	$466,008

(1) “Audit fees” include fees for professional services rendered in connection with the audit of our annual consolidated financial statements, review of our quarterly condensed consolidated financial statements and advisory services on accounting matters that were addressed during the annual audit and quarterly review. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements, such as consents and review of documents filed with the SEC.

(2) “Audit-related fees” include fees billed for professional services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements including subscription for the online library of accounting research literature and are not reported under “Audit Fees.”

(3) “Tax fees” include fees for tax compliance. Tax compliance fees encompass a variety of permissible services, including technical tax compliance related to federal and state income tax matters, and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee Chairperson pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of such firm with respect to such services. The Chairperson of the Audit Committee has been delegated the authority by such committee to pre-approve all services by the independent registered public accounting firm. The Chairperson of the Audit Committee will report all such pre-approvals to the entire Audit Committee at the next committee meeting.

Vote Required and Recommendation

Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to ratify the Board’s selection of BPM as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

At the Annual Meeting a vote will be taken on a proposal to ratify the selection of BPM as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF BPM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION

TO INCREASE THE COMPANY’S AUTHORIZED SHARES

(Proposal No. 3)

Our stockholders are being asked to approve an amendment to our Certificate of Incorporation to increase the number of the Company’s authorized shares of capital stock, including shares of Common Stock. On October 16, 2025, the Board approved a proposal to amend the Certificate of Incorporation to increase the number of the Company’s authorized shares of capital stock from 320,000,000 shares to 2,020,000,000 shares, of which 2,000,000,000 shall be shares of Common Stock (the “Share Increase”).

Form of the Share Increase Amendment

The proposed amendment (the “Share Increase Amendment”) would only amend the first sentence of Article Fourth of our Certificate of Incorporation to read in its entirety as follows:

“Fourth: The total amount of stock that this corporation is authorized to issue is 2,020,000,000 shares, par value $0.0001 per share, of which 2,000,000,000 shares shall be common stock, par value $0.0001 per share, and 20,000,000 shares shall be designated as blank check preferred stock, par value $0.0001 per share (the “Preferred Stock”).”

Background and Reasons for the Share Increase

The Certificate of Incorporation currently authorizes the issuance of up to 320,000,000 shares of capital stock, including 300,000,000 shares of Common Stock and 20,000,000 shares of “blank check” preferred stock. As of the Record Date, there were 375,000 shares of preferred stock designated as Series B Preferred Stock, none of which were issued and outstanding. As of the close of business on the Record Date, there were 186,842,741 shares of Common Stock issued and outstanding, excluding the following as of such date: (i) 30,738,449 shares of Common Stock issuable upon exercise of outstanding common stock purchase warrants pursuant to exchange agreements entered into on August 4, 2025 between the Company and the holders of the warrants, (ii) 1,150,012 restricted stock units (“RSUs”) that have been issued but have not vested, all of which have been deferred pursuant to agreement by holders of such RSUs, (iii) 65,423,618 shares of Common Stock issuable pursuant to promissory notes issued on August 6, 2025 (the “August Notes”) without giving effect to verbal agreement from the holders of such notes not to convert the balance of such notes at a per share price below $0.2146) (31,065,548 shares of Common Stock issuable pursuant to the August Notes after giving effect to such agreement), (iv) 65,423,611 shares of Common Stock issuable pursuant to the notes (the “September Notes”) issued on September 30, 2025 pursuant to the securities purchase agreement dated August 4, 2025 without giving effect to verbal agreement from the holders of such notes not to convert the balance of such notes at a per share price below $0.2146) (31,065,545 shares of Common Stock issuable pursuant to the September Notes after giving effect to such agreement), (v) 11,528,822 shares of Common Stock issuable pursuant to convertible notes issued on May 20, 2025, to CompuSystems, Inc., (vi) 4,675,857 shares of Common Stock issuable pursuant to the promissory note issued on December 31, 2024 to EOS Technology Holdings Inc., all of which has been deferred pursuant to an agreement by the holder of the note, (vii) 5,000,000 shares of Common Stock issuable upon the receipt of stockholder approval pursuant to an agreement with certain holders of our securities, (viii) 1,500,000 shares of Common Stock pursuant to an agreement with a third party investor, and (ix) 2,750,000 shares of Common Stock issuable pursuant to an agreement between the Company and NYIAX, Inc. (“NYIAX”), all of which has been deferred as agreed by NYIAX. Currently, the Company does not have a sufficient number of shares of Common Stock to cover all of the issuances described in the previous sentence (without giving effect to any agreements to defer issuance) and needs to increase its authorized shares of capital stock to cover such issuances and issuances required in the future, including with respect to financings.

If this proposal is approved by stockholders, upon the effectiveness of the Share Increase Amendment, we will have a total of 2,020,000,000 authorized shares of capital stock, of which 2,000,000,000 will be shares of Common Stock.

Purpose of the Share Increase Amendment

The Board believes it is in the best interest of the Company to increase the number of authorized shares of capital stock of the Company, including shares of Common Stock, in order to give the Company greater flexibility in considering and planning for future general corporate needs, including, but not limited to, grants under equity compensation plans, stock splits, financings, potential strategic transactions, as well as other general corporate transactions. The Board believes that additional authorized shares of Common Stock will enable the Company to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to the Company by allowing the issuance of such shares without the expense and delay of another stockholder meeting.

In addition, pursuant to the Purchase Agreement, the Company is required to obtain stockholder approval for this proposal.

Rights of Additional Authorized Shares

Any newly authorized shares of Common Stock will be identical to the shares of Common Stock now authorized and outstanding. The Share Increase Amendment will not alter the voting powers or relative rights of the Common Stock or the Series B Preferred Stock. In accordance with the Certificate of Incorporation and the General Corporation Law of the State of Delaware (“DGCL”), any of our authorized but unissued shares of preferred stock are “blank check” preferred stock which shall have such voting rights, dividend rights, liquidation preferences, conversion rights and perceptive rights as may be designated by the Board pursuant to a certificate of designation.

Potential Adverse Effects of the Share Increase Amendment

Adoption of the Share Increase Amendment will have no immediate dilutive effect on the proportionate voting power or other rights of the Company’s existing stockholders other than in connection with the exercise of the Pre-Funded Warrant. On the trading day following the stockholder approval of this proposal and Proposal No. 4, the Company is expected to issue to Scilex the Pre-Funded Warrant, which is exercisable for 263,914,094 shares of Common Stock. The adoption of the Share Increase Amendment will have immediate dilutive effect to the extent Scilex immediately exercises the Pre-Funded Warrant. Any future issuance of additional authorized shares of our Common Stock may, among other things, dilute the earnings per share of Common Stock and the equity and voting rights of those holding Common Stock at the time the additional shares are issued. Additionally, this potential dilutive effect may cause a reduction in the market price of our Common Stock.

Potential Anti-Takeover Effects

By increasing the number of authorized but unissued shares of Common Stock, thus increasing the total amount of the Company’s authorized shares of capital stock, our ability to issue additional shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, our ability to issue additional shares of Common Stock could adversely affect the ability of third parties to take over the Company or effect a change of control of the Company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company that the Board determines is not in the Company’s best interests or in the best interests of our stockholders. The ability of the Board to cause the Company to issue substantial amounts of Common Stock or preferred stock without the need for stockholder approval, except as may be required by law or regulation, upon such terms and conditions as the Board may determine from time to time in the exercise of its business judgment may, among other things, result in practical impediments with respect to changes in control of the Company or have the effect of diluting the stock ownership of holders of Common Stock seeking to obtain control of the Company. The issuance of Common Stock or preferred stock, while providing desirable flexibility in connection with potential financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of the Company. The Board, however, does not intend or view the Share Increase Amendment to effect the Share Increase as an anti-takeover measure, nor does the Board contemplate using the Share Increase in this manner at any time in the foreseeable future.

Appraisal or Dissenters’ Rights

Pursuant to the DGCL, stockholders are not entitled to appraisal rights or dissenter’s rights with respect to the Share Increase Amendment or the Share Increase.

Effectiveness of Share Increase Amendment

If this proposal is approved by the stockholders at the Annual Meeting, the Share Increase Amendment will become effective upon the filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which is expected to occur shortly after stockholder approval for this proposal and Proposal No. 4 is obtained.

Executive Officer and Director Interest

Our directors and executive officers do not have an interest in this proposal.

The summary above is wholly qualified by the complete text of the Certificate of Amendment of Certificate of Incorporation, in the form attached here as Appendix A and incorporated herein by reference.

Vote Required and Recommendation of the Board

Delaware law provides that the affirmative vote of a majority of all votes cast by the holders of shares of Common Stock outstanding on the Record Date and entitled to vote on the matter is required to approve this proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE SHARE INCREASE AMENDMENT.

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK

UNDER THE PRE-FUNDED WARRANT TO BE ISSUED TO SCILEX

(Proposal No. 4)

Summary

The purpose of this proposal is to obtain the stockholder approval necessary under applicable Nasdaq rules to ratify and approve the full issuance of shares of Common Stock upon exercise of the Pre-Funded Warrant to be issued to Scilex pursuant to the Purchase Agreement.

Background

On September 25, 2025, the Company and Scilex entered into the Purchase Agreement, pursuant to which Scilex agreed to purchase from the Company in a registered offering (a) 15,000,000 shares (the “Shares”) of Common Stock, and (b) the Pre-Funded Warrant, exercisable for 263,914,094 shares (the “Pre-Funded Warrant Shares”) of Common Stock, for an aggregate purchase price of $150,000,000 in the native currency of the Bitcoin blockchain (“BTC”) upon satisfaction of certain closing conditions applicable to the Shares and Pre-Funded Warrant, respectively.

The BTC paid and to be paid to the Company in each Closing (as defined below) is valued at the spot exchange rate for BTC as published by Coinbase.com at 8:00 p.m. (New York City time) on the trading day immediately prior to September 26, 2025 (the “Initial Closing Date”).

The closing with respect to the Shares (the “Initial Closing”) occurred on the Initial Closing Date. The closing with respect to the Pre-Funded Warrant (the “Additional Closing,” and together with the Initial Closing, the “Closings”), subject to the satisfaction of certain additional closing conditions, will take place on the trading day following the date on which the Company receives the approval of its stockholders (the “Stockholder Approval”) (i) as required by Nasdaq rules with respect to the transactions contemplated by the Purchase Agreement including with respect to issuance of all of the Pre-Funded Warrant Shares upon exercise thereof and/or to give full effect to the terms of the Pre-Funded Warrant and (ii) with respect to an amendment to the Company’s certificate of incorporation to increase the number of shares of Common Stock authorized for issuance to up to 1,500,000,000 (or such greater amount as is necessary to issue the Pre-Funded Warrant Shares to Scilex).

The Pre-Funded Warrant will be issued in the Additional Closing, will be immediately exercisable upon issuance without any beneficial ownership limitation at an exercise price of $0.0001 per share, and will remain exercisable until exercised in full.

As a condition to the Initial Closing, the Company obtained stockholder support agreements (the “Voting Agreements”) from stockholders holding an aggregate of at least 38,000,000 shares of Common Stock, pursuant to which each such stockholder agreed to vote their shares of Common Stock in favor of the proposals for the Stockholder Approval at any stockholder meeting held for that purpose. Additionally, each of the directors and executive officers of the Company, pursuant to lock-up agreements, agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, until the Additional Closing Date.

Pursuant to the Purchase Agreement, the Company agreed, subject to certain exceptions, (i) not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of shares of Common Stock or securities convertible into shares of Common Stock until 45 days after the Initial Closing Date, and (ii) not to issue certain securities if the issuance would constitute a Variable Rate Transaction (as such term is defined in the Purchase Agreement) until the Additional Closing Date.

Within 25 days of the Initial Closing Date, the Company is required to file with the SEC a preliminary proxy statement for the purpose of obtaining the Stockholder Approval, and to hold a meeting of stockholders for the purpose of obtaining such approval within 75 days of the Initial Closing Date. In the event that the Stockholder Approval is not obtained on or prior to such deadline, the Company is required to hold another stockholder meeting within 45 days and continue to hold an additional stockholder meeting every fourth month thereafter until the Stockholder Approval is obtained.

The Company agreed, until and including the Additional Closing Date and without the prior written consent of Scilex, not to use, offer, sell or otherwise dispose of or announce the offering of, any BTC paid to the Company in the Initial Closing or publicly announce any intention to do any of the foregoing.

Pursuant to the Purchase Agreement, until the Additional Closing Date, Scilex has the right, but not the obligation, to participate in any issuance by the Company of any debt, preferred stock, shares of Common Stock or securities convertible into shares of Common Stock (a “Subsequent Placement”) up to a maximum of 20% of such Subsequent Placement on the same terms, conditions and price provided to other investors in such Subsequent Placement.

Upon the Initial Closing, (i) for so long as Scilex beneficially owns an aggregate of at least 10% of the issued and outstanding shares of Common Stock, Scilex may designate two directors to the board of directors of the Company (the “Board”), and (ii) for so long as Scilex beneficially owns at least 5% but no more than 10% of the issued and outstanding shares of Common Stock, Scilex may designate one director to the Board.

Effect of Issuance of Additional Securities

The issuance of the securities described in this proposal would result in the issuance of over 20% of the Company’s outstanding shares of Common Stock on a pre-transaction basis. As such, for so long as Scilex beneficially owns a significant number of shares of Common Stock, it could significantly influence future Company decisions. Our stockholders will incur dilution of their percentage ownership to the extent that Scilex fully exercises the Pre-Funded Warrant. Stockholder approval of this approval will apply to the issuance of the Pre-Funded Warrant Shares.

Nasdaq Marketplace Requirements and the Necessity of Stockholder Approval

The Common Stock is currently listed on the Nasdaq Capital Market and, as such, the Company is subject to the Nasdaq rules.

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if, where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for common stock, other than a public offering for cash, (A) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock, or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

The number of shares of Common Stock exercisable under the Pre-Funded Warrant upon its issuance will be 263,914,094, which, standing alone and combining with the 15,000,000 shares of Common Stock issued in the Initial Closing, will each be in excess of 20% of the total number of outstanding shares of Common Stock immediately prior to the execution of the Purchase Agreement. Because the purchase price the Company received in the Initial Closing and will receive in the Additional Closing consisted and will consist of BTC, which is considered an asset for purposes of Nasdaq Listing Rule 5635(a), stockholder approval of the issuance of the Pre-Funded Warrant Shares is required.

Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Nasdaq Listing Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the shares of common stock (or securities convertible into or exercisable for shares of common stock) or voting power of an issuer could constitute a “change of control.”

As described above, the number of shares of Common Stock exercisable under the Pre-Funded Warrant upon its issuance, standing alone and combining with the shares of Common Stock issued in the Initial Closing, will each be in excess of 20% of the total number of outstanding shares of Common Stock immediately prior to the execution of the Purchase Agreement. As such, the issuance of the Pre-Funded Warrant Shares could constitute a “change of control” for purposes of Nasdaq Listing Rule 5635(b) and stockholder approval of such issuance may be required.

If our stockholders do not approve this proposal, the Pre-Funded Warrant will neither be issued nor be exercisable.

Additional Information

This summary is intended to provide you with basic information concerning the Purchase Agreement. The full text of the Purchase Agreement and the form of Pre-Funded Warrant were filed as exhibits to our Current Report on Form 8-K filed with the SEC on September 26, 2025.

Vote Required and Recommendation of the Board

Our Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the votes cast affirmatively or negatively. Accordingly, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to approve the issuance of shares of Common Stock under the Pre-Funded Warrant to be issued to Scilex. Abstentions and broker non-votes, if any, will have no effect on the outcome of this Proposal No. 4.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO APPROVE THE ISSUANCE OF SHARES
OF COMMON STOCK ISSUABLE UNDER THE PRE-FUNDED WARRANT TO BE ISSUED TO SCILEX.

FUTURE STOCKHOLDER PROPOSALS

In order for a shareholder proposal to be eligible to be included in our Proxy Statement and proxy card for our 2026 annual meeting of stockholders (the “2026 Annual Meeting”), the proposal must be submitted to our Corporate Secretary at our principal offices, on or before June 29, 2026, and concern a matter that may be properly considered and acted upon at the annual meeting in accordance with Rule 14a-8 under the Exchange Act. If we hold our 2026 Annual Meeting more than 30 days before or after November 24, 2026 (the one-year anniversary date of the Annual Meeting), we will disclose the new deadline by which stockholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act and with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act (“Non-Rule 14a-8 Proposals”) in connection with the 2026 Annual Meeting must be received by the Company by September 14, 2026 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Company’s proxy related to the 2026 Annual Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after September 14, 2026.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders following the original solicitation.

Proxies may be solicited by directors, executive officers, and other employees of the Company in person or by telephone or mail only for use at the Annual Meeting or any adjournment thereof. The Company has retained Alliance Advisors to assist with the solicitation of proxies for a project management fee of $11,000 plus reimbursement for out-of-pocket expenses. All solicitation costs will be borne by the Company.

OTHER BUSINESS

The Board knows of no other items that are likely to be brought before the Annual Meeting except those that are set forth in the foregoing Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be accessed at www.sec.gov. You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Sullivan & Worcester LLP, Attn: David E. Danovitch, Esq. at (212) 660-3060.

It is important that the proxies be returned promptly and that your shares of Common Stock be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card or vote via Internet or by telephone using the instructions provided in the enclosed proxy card.

October 27, 2025	By Order of the Board of Directors,

/s/ Nathaniel Bradley
Nathaniel Bradley
Director and Chief Executive Officer

APPENDIX A

Proposed Amendment to the Certificate of Incorporation to Increase Authorized Shares

FORM OF CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

DATAVAULT AI INC.

Datavault AI Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is Datavault AI Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended, and any amendments thereto (the “Certificate of Incorporation”), last amended by a certificate of amendment to the Certificate of Incorporation filed with the Secretary of State on , 2025.

THIRD: The first sentence of Article Fourth of the Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“Fourth: The total amount of stock that this corporation is authorized to issue is 2,020,000,000 shares, par value $0.0001 per share, of which 2,000,000,000 shares shall be common stock, par value $0.0001 per share, and 20,000,000 shares shall be designated as blank check preferred stock, par value $0.0001 per share (the “Preferred Stock”).”

FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of New York Time on the date written below.

SIXTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this day of         , 2025.

DATAVAULT AI INC.

By:
Nathaniel Bradley, Chief Executive Officer

A-1

Datavault ai

NAME & ADDRESS HERE

As a stockholder of DATAVAULT AI INC., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Pacific Time, on November 23, 2025.

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

Vote Your Proxy on the Internet:
Go to https://web.viewproxy.com/DVLT/2025
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1-866-402-3905
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided.

CONTROL NUMBER

▽ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▽

DATAVAULT AI INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF DATAVAULT AI INC.

The undersigned hereby constitutes and appoints Brett Moyer, as proxy with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") of DATAVAULT AI INC. (the "Company") in such manner as Mr. Moyer may determine on any matters which may properly come before the Annual Meeting or any adjournments or postponements thereof and to vote on the matters set forth on the reverse side as directed by the undersigned (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve). The Annual Meeting will be held at the Company's offices at 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006 on November 24, 2025 at 1:00 p.m., Pacific Time, and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.

NAME & ADDRESS HERE

BARCODE HERE

Please check here if you plan to attend the Annual Meeting. ☐

CONTROL NUMBER

Address Change:
(If you noted any Address Changes above, please mark box.) ☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD RECOMMENDS A VOTE "FOR" EACH OF PROPOSALS 2, 3, AND 4 AND "FOR" THE ELECTION OF THE NINE DIRECTOR NOMINEES LISTED IN PROPOSAL 1. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

Signature ______________________________

Date ______________________________

Title ______________________________

Signature (Joint Owners) ______________________________

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company, or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.

The Notice and Proxy Statement and Annual Report are available at:
https://web.viewproxy.com/DVLT/2025

▽PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▽

When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR all the nominees listed in Proposal 1, and FOR Proposals 2, 3, and 4.

Our Board of Directors recommends you vote FOR each nominee listed in Proposal 1 and FOR Proposals 2, 3, and 4.

Please mark your votes like this X

Proposal 1. Election of Directors;

☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)

☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES, STRIKE A LINE THROUGH THE NOMINEES' NAMES BELOW:

NOMINEES:

(1) Nathaniel Bradley	**(6) Helge Kristensen**
(2) Brett Moyer	**(7) Sriram Peruvemba**
(3) Kimberly Briskey	**(8) Robert Tobias**
(4) Dr. Jeffrey M. Gilbert	**(9) Wendy Wilson**
(5) David Howitt	

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

To transact other business as may properly come before the meeting or any adjournment or postponement thereof.